Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-1, Amendment No. 2 of our report dated March 30, 2023, relating to the consolidated financial statements of Imunon, Inc. as of and for the years ended December 31, 2022 and 2021, which is incorporated by reference in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

February 9, 2024